As filed with the Securities and Exchange Commission on May 30, 2018
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________

SeaSpine Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-3251758 (I.R.S. employer identification number)

5770 Armada Drive, Carlsbad, California (Address of principal executive offices)	92008 (Zip code)
________________

SeaSpine Holdings Corporation Amended and Restated 2015 Incentive Award Plan

(Full title of the plan)
________________

John J. Bostjancic
Chief Financial Officer
SeaSpine Holdings Corporation
5770 Armada Drive
Carlsbad, California 92008
(Name and address of agent for service)

(760) 438-7400
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.01 per share	2,376,000 shares (2)	$11.50 (3)	$27,324,000	$3,401.84
Total	2,376,000 shares	--	$27,324,000	$3,401.84

(1)
Pursuant to Rule 416, this registration statement also covers such number of additional shares of common stock that may become issuable under the plan covered by this registration statement by reason of any stock split, stock dividend, recapitalization, or any other similar transaction effected that results in an increase to the number of outstanding shares of the registrant’s common stock.

(2)
On March 22, 2018, the board of directors of the registrant approved the issuance of an aggregate of an additional 2,376,000 shares of common stock under the SeaSpine Holdings Corporation 2015 Incentive Award Plan (as amended and restated as of February 1, 2018, the “2015 Plan”), subject to approval by the registrant’s stockholders.

(3)
Estimated solely for the purpose of computing the registration fee in accordance with Rules 457(c) and 457(h) on the basis of the average of the high and the low prices of the common stock as reported on the Nasdaq Global Select Market on May 22, 2018.

The Registration Statement shall become effective automatically upon filing in accordance with Rule 462(a) under the Securities Act.

EXPLANATORY NOTE
The registrant previously filed registration statements on Form S-8 (File Nos. 333-205334 and 333-211887) (collectively, the “Prior Registration Statements”) with the Securities and Exchange Commission. The Prior Registration Statements were filed in connection with SeaSpine Holdings Corporation 2015 Incentive Award Plan (the 2015 Plan). This registration statement registers an additional 2,376,000 shares of the registrant’s common stock to be issued pursuant to the 2015 Plan. The contents of the Prior Registration Statements are hereby incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.    Exhibits.

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
5.1	Opinion of Patrick L. Keran, Esq., Vice President, General Counsel of SeaSpine Holdings Corporation					X
23.1	Consent of RSM US LLP, Independent Registered Public Accounting Firm					X
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm					X
23.3	Consent of Patrick L. Keran (included in Exhibit 5.1)					X
24.1	Powers of Attorney (included on the signature page of this registration statement)					X
99.1	SeaSpine Holdings Corporation Amended and Restated 2015 Incentive Award Plan (As Amended and Restated as of March 22, 2018)					X
99.2	Form of SeaSpine Holdings Corporation Amended and Restated 2015 Incentive Award Plan Stock Option Grant Notice and Stock Option Agreement	Form S-8	333-211887-161700155	10.2	6/7/2016
99.3	Form of SeaSpine Holdings Corporation Amended and Restated 2015 Incentive Award Plan Stock Option Grant Notice and Stock Option Agreement	Form 10	001-36905-15904590	10.9	6/1/2015
99.4	Form of SeaSpine Holdings Corporation Amended and Restated 2015 Incentive Award Plan Restricted Stock Award Grant Notice and Restricted Stock Award Agreement	Form S-8	333-211887-161700155	10.3	6/7/2016
99.5
Form of SeaSpine Holdings Corporation Amended and Restated 2015 Incentive Award Plan Restricted Stock Award Grant Notice and Restricted Stock Award Agreement (used for grants on and after May 30, 2018)
X
99.6
Form of SeaSpine Holdings Corporation Amended and Restated 2015 Incentive Award Plan Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement (used for grants on and after February 1, 2018)
		Form 10-K	001-36905-18663242	10.22(g)	3/2/2018
99.7	Form of SeaSpine Holdings Corporation Amended and Restated 2015 Incentive Award Plan Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement	Form 10-K	001-36905-17665133	10.22(f)	3/3/2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on May 30, 2018.

SEASPINE HOLDINGS CORPORATION

By:	/s/ John J. Bostjancic
John J. Bostjancic
Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of SeaSpine Holdings Corporation hereby constitutes and appoints Keith C. Valentine and John J. Bostjancic, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any one or more amendments to any part of this registration statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Securities Act of 1933, as amended, to keep such registration statement effective or to terminate its effectiveness, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she himself or herself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Keith C. Valentine	President, Chief Executive Officer and Director	May 30, 2018
Keith C. Valentine	(Principal Executive Officer)

/s/ John J. Bostjancic	Chief Financial Officer	May 30, 2018
John J. Bostjancic	(Principal Financial and Accounting Officer)

/s/ Kirtley C. Stephenson	Chairman of the Board	May 30, 2018
Kirtley C. Stephenson

/s/ Stuart M. Essig, Ph.D.	Lead Independent Director	May 30, 2018
Stuart M. Essig, Ph.D.

/s/ Cheryl R. Blanchard, Ph.D.	Director	May 30, 2018
Cheryl R. Blanchard, Ph.D.

/s/ Keith Bradley, Ph.D.	Director	May 30, 2018
Keith Bradley, Ph.D.

/s/ Michael Fekete	Director	May 30, 2018
Michael Fekete

/s/ John B. Henneman, III	Director	May 30, 2018
John B. Henneman, III

Director
James M. Sullivan